                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO PARTNERS III, L.P.
                         CRESCENDO INVESTMENTS III, LLC
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

      /_/   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On September  12, 2007,  The Committee to Enhance Topps issued the following press release:

FOR IMMEDIATE RELEASE
Wednesday, September 12, 2007

     ISS REAFFIRMS RECOMMENDATION: VOTE ON THE GOLD PROXY "AGAINST" EISNER'S
                         $9.75 MERGER PROPOSAL FOR TOPPS

   JOINS GLASS, LEWIS AND PROXY GOVERNANCE INC. IN ADVISING CLIENTS TO REJECT
                     THE $9.75 MERGER PROPOSAL AS INADEQUATE

New York, NY, September 12, 2007 - The Committee to Enhance Topps announced today that Institutional Shareholder Services ("ISS"), the world's largest proxy advisory firm, has reaffirmed its previous recommendation that its clients vote the GOLD proxy card "AGAINST" the merger agreement between The Topps Company,
Inc. (Nasdaq: TOPP) and entities owned by Michael D. Eisner and Madison Dearborn
Partners, LLC at the company's special meeting of stockholders to be held on
September 19, 2007.

      o     Regarding the sale process, ISS noted, "We have gone on record in prior notes with our opinion that the original sales process exhibited something less than M&A "best practices," an opinion apparently shared by the Delaware courts."

      o     Regarding Lehman Brothers' fairness opinion, ISS stated, "As we noted in a June 29 M&A Insight note, Judge Strine concluded that
            Topps had not made any "confidence-inspiring explanations for investment banker Lehman's analytical changes." These changes included shortening the number of periods from 5 to 3 (therefore making the valuation more dependent on exit multiples), lowering exit multiples and raising the cost of capital. Although in holding that additional disclosure was warranted Strine did not have to find
            Lehman intended to generate a range of values that made it easier for the bank to issue a fairness opinion, we believe the judge surely implied as much."

      o     Regarding deal premium, ISS noted that "We believe the short-term downside to rejecting the transaction should be limited. Topps currently trades only 4% above the level it traded the day prior to the announcement, reflecting the modest premium." And "Since the second proxy fight launched in April 2006 until the merger announcement, the Topps share price increased by approximately 4%, versus a similar percentage rise for Tootsie Roll and a 2% increase for the Russell 2000. The similar appreciation could indicate that the Topps trading price pre-announcement did not incorporate much of a speculated takeover premium, and as such the modest 6.5% 60-day premium is not very compelling."

In reaching its conclusion, ISS stated, "We note Topps currently is trading approximately at the midpoint of its trading range for the last five years.
While recognizing the challenges the company faces, we believe that Tornante's offer does not offer compelling value in light of the past and potential improvement in the company's operations. Clearly, Eisner & Co. are attracted to such potential, as reflected in the buyers' high equity contribution to the buyout bid. Based on the factors as described above and in our original vote analysis, on balance we reaffirm our original recommendation that Topps shareholders reject the current offer price."

Commenting on the ISS recommendation, Eric Rosenfeld, President and CEO of
Crescendo Partners stated, "We are delighted with the ISS recommendation. ISS agrees with our views that the sale process was flawed and that the $9.75 Eisner deal is inadequate. As the vote was already delayed twice and is scheduled to be held six and one half months after the merger agreement was signed, we certainly hope that Topps does not further delay the special meeting trying to convince stockholders to accept this low-ball offer. We urge all fellow Topps stockholders to vote their GOLD proxy cards AGAINST the inadequate $9.75 merger proposal"

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance Topps (the "Committee"), together with the other participants named below, has made a definitive filing with the Securities and
Exchange Commission ("SEC") of a proxy statement, a proxy supplement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies against a proposed merger between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC, and an investment firm controlled by Michael Eisner, which will be voted on at a meeting of the Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"), together with the other participants named below, intends to make a preliminary filing with the Securities and
Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO ADVISORS ADVISE ALL STOCKHOLDERS OF THE COMPANY TO
READ THE PROXY STATEMENT, AND OTHER PROXY MATERIALS, INCLUDING PROXY
SUPPLEMENTS, IN CONNECTION WITH EACH OF THE MERGER PROXY SOLICITATION AND THE
ANNUAL MEETING PROXY SOLICITATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR, D.F. KING & CO., INC. AT ITS TOLL-FREE
NUMBER: (800) 628-8532.

The participants in the Merger Proxy Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company ("Crescendo Advisors"), Crescendo Partners
II, L.P., Series Y, a Delaware limited partnership ("Crescendo Partners II"),
Crescendo Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"), Crescendo Partners III, L.P., a Delaware limited partnership
("Crescendo Partners III"), Crescendo Investments III, LLC, a Delaware limited liability company ("Crescendo Investments III"), Eric Rosenfeld, Arnaud Ajdler
and The Committee to Enhance Topps (the "Merger Proxy Solicitation
Participants").

The participants in the Annual Meeting Proxy Solicitation include the Merger
Proxy Solicitation Participants, together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins, Thomas E. Hyland, Thomas B.
McGrath and Michael R. Rowe (the "Annual Meeting Proxy Solicitation
Participants"). Together, the Merger Proxy Solicitation Participants and the
Annual Meeting Proxy Solicitation Participants are referred to herein as the
"Participants."

Crescendo Advisors beneficially owns 100 shares of common stock of the Company. Crescendo Partners II beneficially owns 2,568,200 shares of common stock of the Company. As the general partner of Crescendo Partners II,
Crescendo Investments II may be deemed to beneficially own the 2,568,200 shares of the Company beneficially owned by Crescendo Partners II. Crescendo Partners
III beneficially owns 126,500 shares of common stock of the Company. As the general partner of Crescendo Partners III, Crescendo Investments III may be
deemed to beneficially own the 126,500 shares of the Company beneficially owned by Crescendo Partners III. Eric Rosenfeld may be deemed to beneficially own
2,694,900 shares of the Company, consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld JTWROS, 2,547,700 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo
Investments II, 126,500 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments III and
100 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Advisors. Mr. Ajdler beneficially owns
2,301 shares of the Company. Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company, John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel, Jeffrey D. Dunn, Charles
C. Huggins, Thomas E. Hyland, Thomas B. McGrath and Michael R. Rowe beneficially own any shares of common stock of the Company.

SOURCE The Committee to Enhance Topps
Contact: D.F. King & Co., Inc., +1-800-628-8532
--------------------------------------------------------------------------------